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                                                                     Exhibit 5.1



                                                      July 26, 2000


Millennium Cell Inc.
1 Industrial Way West
Eatontown, NJ  07724

            Re:   Millennium Cell Inc.
                  Registration Statement on Form S-1

Ladies and Gentlemen:

      We have acted as counsel to Millennium Cell Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 4,255,000 shares of the Company's Common Stock (the "Shares"), including 555,000 Shares which the Underwriters have the option to purchase to cover over-allotments, if any, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

      This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

      We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

      This opinion letter is rendered as of the date first written above. Our opinion is expressly
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Millennium Cell Inc.
July 26, 2000
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limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                    Very truly yours,



                                    /s/ Baker & McKenzie

                                    BAKER & McKENZIE